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STATE OF GEORGIA
COUNTY OF GLYNN
                                  SUBLEASE AGREEMENT
                                  ------------------



This Sublease (also referred to as Agreement) entered into this 1st day of June 1992, by and between the BRUNSWICK AND GLYNN COUNTY DEVELOPMENT AUTHORITY, hereinafter referred to as "Authority" or "Sublessor," and GULFSTREAM AEROSPACE CORPORATION, a Georgia corporation, hereinafter referred to as "Sublessee."

                                 W I T N E S S E T H:

    WHEREAS, on October 11, 1988, Glynn County, Georgia, a political subdivision of the State of Georgia, (hereinafter referred to as "County"), acting by and through its Board of Commissioners entered into a Lease with the Authority, a copy of which is recorded in the Office of Glynn County Superior Court in Deed Book 32 Q, page 595; and

    WHEREAS, the Authority was created for the purpose, among other things, of developing, promoting and expanding industry and commerce for the public good and general welfare in Glynn County, Georgia; and

    WHEREAS, the County is the owner of certain real property located in Glynn County, Georgia, which real property is fully described in Exhibit "A" to the aforesaid Lease, which includes the property known as "Malcolm B. McKinnon Airport" and "Glynco Jetport"; and

    WHEREAS, the County and the Authority entered into the aforesaid Lease for the purpose of providing for the use of the aforesaid real property which was acquired from the United States of America in order to accomplish certain objectives for the benefit of the citizens of Glynn County, Georgia; and

    WHEREAS, the Glynn County Airport Commission (GCAC) was created in order to ensure the welfare, safety and convenience of citizens of Glynn County, Georgia and to ensure the proper economic development of Glynn County through the establishment, maintenance and operation of unified and coordinated airport systems in

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the Glynn County areas, to ensure the orderly and proper use and growth of public airports, to ensure that maximum public benefit is obtained from the various public airports presently in existence and hereafter established, to ensure proper planning and establishment of airports needed in the future, to ensure the maximum participation of Glynn County in national and international programs of air transportation, to promote public transportation, trade, commerce, industry and employment opportunities and to provide the most effective and economical use of public airports for the public welfare, safety and convenience; and

    WHEREAS, the Glynn County Airport Commission is authorized to exercise immediate control and supervision of all airport property and facilities of Glynn County, Georgia and has been delegated authority to negotiate contracts, leases or other agreements on behalf of County with federally certified air carrier and other commercial users of Glynn County airports under such terms and conditions as the Glynn County Airport Commission deems appropriate and for such charges, rentals and fees as it deems appropriate and has also been given the power to carry out and enforce the terms, conditions and provisions of any written lease or sublease between the County or the Authority and any third party occupying any portion of airport property of the County; and

    WHEREAS, the Glynn County Airport Commission is presently operating and maintaining on behalf of the County certain airport facilities known as the Glynco Jetport and Malcolm B. McKinnon Airport, with improvements thereon, pursuant to the authority delegated to it by Glynn County, Georgia; and

    WHEREAS, the Authority, as Sublessor, desires to sublease and rent to Sublessee a portion of such airport premises and property, as hereinafter set forth and described, for the purpose of conducting the business hereinafter stated and described.



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    WHEREAS, the Glynn County Airport Commission is an agency of Glynn County, a political subdivision of the State of Georgia.

    NOW THEREFORE, for and in consideration of the premises hereinabove set forth and the terms, conditions, and mutual covenants hereinafter stated, the Sublessor and Sublessee hereby formally covenant and agree and bind themselves as follows to-wit:

    1. SUBLEASED PREMISES. That the Sublessor hereby subleases to the Sublessee and the Sublessee does hereby rent from the Sublessor that tract of land and building described as follows:

         All of that certain tract of land and buildings described on the attached Exhibit "A," which is located on the Glynco Jetport, Glynn County Georgia, together with the improvements located thereon.

The Sublessor further grants, transfers, and assigns to the Sublessee, a nonexclusive easement for the use, in common with others, of all taxiways and runways, now or hereafter existing, upon the Glynco Jetport, together with the further right to use roadways now or hereafter serving said airport and particularly those roads which are necessary for ingress and egress to the subleased premises, and which connect the subleased premises with the remainder of the airport.
    1. (a) ALTERNATIVE SUBLEASED PREMISES. Sublessor shall have the right to provide alternative subleased premises and facilities to Sublessee at any time during the original term or any renewal term of this Sublease upon the following conditions:

    i. The alternative subleased premises and facilities are constructed to the specifications of Sublessee.

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    ii.  The subleased premises and facilities shall provide a minimum of twenty-seven thousand (27,000) square feet of hangar space, four thousand eight hundred (4,800) square feet of shop space, and four thousand eight hundred (4,800) square feet of storage warehouse space and four thousand eight hundred (4,800) square feet of office space together with adequate ramp area to gain access to taxiways and use of the airport general facilities. The ramp area shall have sufficient area to park a minimum of four Gulfstream aircraft. The facilities shall have utility hook ups and functioning services comparable to those of the original leased building including an overhead crane. The entire facility shall be heated and the office space will be air-conditioned.

    iii. Sublessor and Sublessee shall work together in good faith to keep the cost of construction of the alternative subleased premises and facilities as reasonable as possible, including the arrangement of the most economical financing of the construction, including tax-exempt financing, so that the total cost of construction to Sublessor shall not exceed $2.5 million.

    iv. Within fifteen (15) days after execution of this Sublease, Sublessee's detailed requirements and floor plan shall be made available to Sublessor. When Sublessor makes the election to provide alternative subleased premises and facilities, Sublessor shall notify Sublessee of such election and provide architectural drawings of the proposed alternative subleased premises and facilities for Sublessee's approval. Facility design and specification shall be promptly and mutually agreed upon by Sublessee and Sublessor. Said notification shall specify the proposed date for occupancy by Sublessee in the alternative subleased premises and facilities and Sublessor and Sublessee shall work together in good faith to construct the facility so as to meet the occupancy date, it being understood that the alternative subleased premises and facilities shall be made available to Sublessee fifteen (15) days prior to Sublessee's requirement to vacate the original leased premises.


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    v.   All other terms, conditions and options of this Sublease shall remain in effect, including fees and rent to be paid or received except there shall be no deferrals of rent attributable to improvements made by Sublessee. That is, the monthly rental for the alternative subleased premises and facilities, if occupied during the base term, shall be $13,750.00. Rental for the original subleased premises shall be fully accounted for, prior to occupancy of the alternative subleased premises and facilities, taking into account total cost of all agreed upon improvements made by Sublessee prior to that date, balancing deferrals to date against actual funds expended to date. In the event Sublessee has expended monies for improvements in excess of the monthly deferral in Item 4, then Sublessee shall receive a credit for this excess amount against the monthly rental for the alternate subleased premises. This credit shall be at a rate not to exceed the monthly deferral stipulated in Item 4 and the aggregate total deferral allowance.

    vi. It is mutually agreed that should Sublessee desire alternative premises and facilities larger than those set forth in this paragraph 1(a) or at an expense greater than contemplated by this paragraph 1(a), fair and equitable increases in the rental shall be negotiated based on construction costs differences between the above-stated minimal requirements and those desired by Sublessee.

    2. TERM. This Sublease commenced on the 1st day of June 1992, providing Sublessor has delivered possession to Sublessee, inclusive and expires on the 31st day of May 1994, inclusive, a period of two (2) years and zero (0) months (the "original base term"). This Sublease may be extended by mutual agreement of the parties or in compliance with any option for renewal provided in Paragraph 3 of this Sublease.

    3. OPTIONS TO RENEW. Sublessee shall have the option to renew this Sublease for five (5) renewal terms of one (1) year and zero (0) months each beginning on the 1st day of June 1994, unless this Sublease is terminated as a result of Sublessee's default and breach.


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    Sublessee shall not exercise any option to renew for more than one renewal term at a time during either the original term or any renewal term of this Sublease. Sublessee shall deliver to Sublessor written notice of its intent to renew this Sublease at least sixty (60) days prior to the expiration of the original or any renewal then in effect.

    Except for the amount of the rental rate, unless otherwise provided for within Paragraph 4 all agreements and conditions in this Sublease shall have the same force and effect for each renewal term as for the original term unless the parties otherwise agree in writing.

    At the end of all option periods, the Sublessee may request new negotiations for the leasehold and improvements. This request shall be submitted in writing at least ninety (90) days prior to the termination of the last option period. The Sublessor agrees to enter into good faith negotiations prior to negotiations with any other prospective Sublessee.

    4. RENTAL. Sublessee shall pay for the use and occupancy of the premises during the original base term of this Sublease, the sum of One Hundred Sixty-Five Thousand and 00/100 Dollars ($165,000.00) per year, Thirteen Thousand Seven Hundred Fifty and 00/100 Dollars ($13,750.00) per month, payable in equal monthly payments for the original base term of this Agreement. Provided, however, Six Thousand Two Hundred Fifty and 00/100 Dollars $6,250.00) of the monthly payment for the twelve (12) months of the first year of the base term shall be deferred upon the following condition: the total amount deferred, Seventy-Five Thousand and 00/100 Dollars ($75,000.00), less any amounts attributable to improvements made by Sublessee prior to May 31, 1993, shall be paid to Sublessor in a lump-sum prior to May 31, 1993. During the second year of the original base term beginning June 1, 1993, and extending through May 31, 1994, Five Thousand and 00/100 Dollars ($5,000.00) of the monthly payment for the twelve (12) months of the second year of the base term shall be deferred upon the

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following condition:  the total amount deferred, Sixty Thousand and 00/100
Dollars ($60,000.00), less any amount attributable to improvements made by Sublessee between May 31, 1993 and May 31, 1994, shall be paid to Sublessor in a lump-sum prior to May 31, 1994. Paid receipt documentation for improvements shall be provided to Sublessor. Sublessor shall adjust the rental rate after the original base term of two (2) years, or any renewal, by an amount which equals the percent of change of the All Urban Consumer Price Index (C.P.I.-U.) as published by the Bureau of Labor Statistics, with a base C.P.I.-U.) equaling
415.2 for February 1992, based upon the base year of 1967=100).

    Sublessee shall not be liable to the Sublessor for any additional charge for purchase or sale of fuel made while utilizing the premises should Sublessee determine, at its option, to purchase or resell fuel, delivered from any Fixed Base Operations resident and operating on Sublessor's premises. Said Fixed Base Operations shall be responsible for payment of any and all appropriate funds, based on the Sublessee's published sales price to the Sublessee's customers and in effect at the time of delivery.

    Should no Fixed Data Operations be resident agreeing to sell fuel to Sublessee on the Sublessor's premises and the Sublessee selects to sell fuel on the subleased premises, then and if the sale of fuel is permitted on the subleased premises, by applicable Federal and State law, then and only in such an event, said Sublessee shall pay to the Sublessor a sum equal to that charged other Fixed Base Operations on all fuel sold on the subleased premises. Sublessee agrees that the additional rental called for herein will be paid on all fuel used in connection with refueling operations on all aircraft.

    Sublessee agrees to keep complete and accurate records of all fuel sold by Sublessee on the subleased premises during the term of this Sublease or any extension thereof and Sublessee shall on or before the 25th day of each and every month provide the Sublessor with written notice of such fuel sales together with the payment required by the subparagraph above. In addition, Sublessee shall, on or before the 25th day of June of


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each lease year provide the Sublessor with a certified statement of fuel sold during the immediately preceding lease year together with any fuel fees due to the Sublessor for that period.

    The Sublessor shall have the right on an annual basis, upon written notice to the Sublessee to increase the fuel fees, provided, however, such increase shall apply to all Fixed Base Operations uniformly.

    5. PLACE OF PAYMENT. All payments made hereunder by Sublessee shall be made to the Glynn County Airport Commission, acting on behalf of the Sublessor, at the offices of the Commission, 500 Connole Street, Brunswick, Georgia 31525, unless notified to the contrary by Sublessor.

    6. USE OF PREMISES. Sublessee shall have the right to use the subleased premises for the express purpose of operating an aircraft maintenance, manufacturing and engineering facility, to include aircraft overhaul, and/or jet engine and component equipment receiving, inspection, disassembly, cleaning, repair, manufacturing, test installation, test flights, leasing of aircraft engines and components, and any other aviation related activity, for example: air crew training facility, cargo airline, passenger airline, etc. Sublessee may sell for aviation purposes only, gasoline, jet fuels, and other lubricants necessary to aircraft operation, maintenance or repair.

    Sublessee, his tenants and sublessees shall not be authorized to conduct any services not specifically listed in this Agreement. The use of the subleased premises shall be limited to only those activities having to do with or related to aircraft maintenance, manufacturing and engineering. No person, business or corporation may operate a commercial, retail or industrial business upon the premises of Sublessee or upon the airport property without written consent from Sublessor authorizing such commercial, retail or industrial activity.


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    Sublessee shall not have the right to use any of the subleased land or premises, either directly or as a sublease to another tenant, for the operation of a motel, hotel, restaurant, private club or bar, automobile or vehicle rental agency, apartment house, or for industrial, commercial or retail purposes, except as authorized herein.

    Sublessee shall file with the Airport Manager and keep current its mailing address, telephone number(s) and contracts where he or his authorized representatives may be reached in an emergency.

    Sublessee shall file with the Airport Manager and keep current a list of the tenants and sublessees.

    Sublessee shall require its employees and sublessees (and sublessee's invitees) to abide by the terms of this Agreement. Sublessee shall promptly enforce its contractual rights in the event of a default of such covenants.

    7. CONDITION OF THE PREMISES. The Sublessee accepts the subleased premises in its present state, and without any representation or warranty by the Sublessor as to the conditions of such property, or as to the use which may be made thereof, except as stated to the contrary in the Sublease. The Sublessor shall not be responsible for any latent defects or changes of condition in such buildings and improvements and the rent herein shall in no case be withheld or diminished on account of any defect in such property, or change in condition thereof, any damage thereto, or the existence with respect thereto, of any violation of the laws or regulations or any governmental authority.

    7. (a) PRECONDITION OF BUILDINGS PRIOR TO LEASE. The Sublessor shall not hold the Sublessee responsible for the repair of any preexisting conditions to the buildings, facilities and grounds being leased. Repairs may be made to

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the existing conditions so that the Sublessee may perform and conduct business as outlined in Paragraph 4.

    8. CONSTRUCTION ON PREMISES. There shall be no construction or alteration to the subleased premises without the prior written consent of the Sublessor. Any improvements already constructed on the subleased premises or which may be constructed on the subleased premises shall be the property of Sublessor.

    9. MAINTENANCE. Throughout the original term and any renewals thereof, the Sublessee shall, at its own expense, (i) keep the premises in as reasonably safe condition as the operation thereof will permit, and (ii) keep the building and all other improvements forming a part of the premises in good repair and in good operating condition and/or minimally, in condition equal to that as found at delivery of properties, normal wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof, including but not limited to, the repair and maintenance of all heating and air-conditioning systems. Sublessee shall be responsible for trash removal and grass cutting on the subleased premises. Sublessee shall repair or replace any improvements on the subleased premises which are damaged or destroyed as a result of Sublessee's operation.

    Sublessee herein agrees not to utilize or permit others to utilize areas on the subleased premises which are located on the outside of the building to be used for the storage of inoperable, wrecked, or permanently disabled aircraft, aircraft parts, automobiles, vehicles of any type, or any other equipment or items which would detract from the appearance of the subleased premises. Inoperative, wrecked or disabled aircraft shall be defined as an aircraft which is out of flight worthy status longer than ninety (90) days. Sublessee may, with written approval by Sublessor, be granted waiver to this rule on an individual aircraft basis.


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    10.  DAMAGE ON DESTRUCTION.  If, at any time during this Sublease, the subleased premises or the improvements or any part thereof shall be damaged or destroyed by fire, or other casualty (including any casualty for which insurance coverage was not obtained or attainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Sublessee, at Sublessee's sole cost and expense, and whether or not the insurance proceeds, shall be sufficient for the purpose, shall commence and thereafter proceed with reasonable diligence (subject to a reasonable time allowance for the purpose of adjusting the insurance loss and for unavoidable delay) to repair, alter, restore, replace, or rebuild the same as nearly as possible to its value immediately prior to such damage or destruction. Any such casualty shall not terminate this Sublease. However, Sublessee shall pay rent to Sublessor for the damaged premises, only to the extent it is fit for occupancy during the time of such repair, provided Sublessee has not caused or allowed the repairs to take longer than they reasonably should. The cost of the repairs shall include the reasonable fees of an architect, if any, employed by Sublessor for the purpose of examining and passing upon the plans and specifications and seeing that the repairs conform therewith.

    11. CONDEMNATION. If the whole of the subleased premises be condemned or taken by legally constituted authority for any public or quasi-public use or purpose, or if a part of said subleased premises be so condemned or taken and the subsequent reduction in the area of said subleased premises be such as to render the remainder unsuitable for the purposes for which they are rented, then the term hereby granted shall cease from the time when possession thereof shall be required for any such public or quasi-public purpose, and the payment of further or future rent hereunder shall cease at such time. Sublessor shall not be liable to Sublessee for any damage or loss sustained by Sublessee resulting from such condemnation or taking for public or quasi-public use. Should, however, only a portion of said subleased premises be so condemned or taken by any legally constituted authority for any public or quasi-public use or purpose and the consequent reduction of the area of said subleased premises shall be not such as to


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render the remainder unsuitable for the purposes for which they are rented, this
Sublease shall continue in full force and effect as to the remaining portion of the subleased premises and there shall be an abatement of rent in the proportion which the value of the portion thus taken or condemned for public or quasi-public use bears to the value of the whole of the premises. The termination of this Agreement, or the abatement of rent, by reason of the taking or condemnation of any part of the subleased premises, by any legally constituted authority for any public purpose or use, shall be without prejudice to the rights of either the Sublessor or Sublessee to recover compensation from the taker or condemnor. In the event of any such condemnation, neither the Sublessor nor the Sublessee shall have any rights in any award made to the other by any condemnation authority.

    12. RIGHT OF EASEMENT. Sublessor or Sublessor's authorized agent shall have the right to establish easements, at no cost to Sublessee, upon the subleased premises for the purpose of providing utility services to, from or across the airport property or for the construction of public facilities on the airport. However, any such easements shall not unreasonably interfere with Sublessee's use of the subleased premises and Sublessor shall restore the property to its original condition upon the installation of any utility services on, in, over or under any such easement at the conclusion of such construction. Sublessee shall not have the right to levy fees or charges for any exercised right of easement by Sublessor or Sublessor's authorized agent.

    13. RULES, REGULATIONS AND RESTRICTIONS. The use of the premises shall at all times be in compliance with and subject to any covenants, restrictions, and conditions of record pertaining to the use and occupancy of the subleased premises and shall at all times comply with the laws, codes, ordinances, rules and regulations, either existing or those promulgated within reason in the future, by the County of Glynn, the Glynn Airport Commission, the State of Georgia, the United States of America and the Federal Aviation Administration, or their successors. Sublessee shall


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not operate or permit the operation of any transmitter devices, electrical signal producers, or machinery on the subleased premises which could interfere with the electronic aircraft navigation aids or devices located on or off airport property. Sublessee shall not be permitted to engage in any business or operation on the subleased premises which would produce obstructions to visibility or violate height restrictions as set forth by the Federal Aviation Administration and/or the Glynn County Airport Commission. Sublessee further agrees that at no time during the term of this Sublease shall any material, fluids, solids or gaseous substances be utilized, stored, disposed or transported on the subleased premises which are considered by Sublessor to be a hazard to the health of the general public and that no activity shall be permitted on the subleased premises that would produce noxious odors.

    Sublessor shall not hold Sublessee responsible for any preexisting conditions relating to hazardous waste which may exist to meet any local, State or Federal requirements which exist now or may be imposed in the future.

    Sublessee shall comply with all Federal Aviation Administration, other Federal or State agency directives and regulations concerning aircraft and engine testing noise abatement requirements and procedures. No local directive will be more restrictive than current or future Federal Aviation Administration noise standards.

    14. HEIGHT RESTRICTION AND AIRSPACE PROTECTION. The Brunswick and Glynn County Development Authority, the County of Glynn, and the Glynn County Airport Commission, reserves unto itself, its successors and assigns, for the use and benefit of the flying public, a right to flight for the passage of aircraft above the surface of the premises hereinafter described, together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft now known or hereafter used, for navigation of or flight in the said airspace. and for use of said airspace for landing on, taking off from, or operating on the Glynco Jetport. The Sublessee further


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agrees for itself, its successors and assigns to restrict the height of structures, objects of natural growth and other obstructions on the hereinafter described premises to a height of not more than thirty (30) feet above sea level.

    The Sublessee also agrees for itself, its successors and assigns to prevent any use of the hereinafter described premises which would interfere with landing or taking off of aircraft at the Glynco Jetport, or otherwise constitute an airport hazard. Sublessee hereby forfeits all claims to aviation rights over the subleased premises.

    15. INSURANCE REQUIREMENTS. Sublessee shall maintain continuously in effect at all times during the term of this Agreement, at Sublessee's expense, the following insurance overage:

    Comprehensive General Liability Insurance covering the subleased premises, the Sublessee or its company, its personnel and its operations on the airport. Liability insurance limits shall be in the minimum amount of $2,000,000.00 combined and single limits on a per occurrence basis for premises liability including bodily injury, death, and property damage and the policy shall name Sublessor, and the County of Glynn, and the Glynn County Airport Commission as additional named insureds.

    Fire, casualty and other risks insurance with expensive coverage endorsements in an amount not less than 100% of the full insurable value as determined from time to time with loss payable to Sublessor to assure Sublessor that the proceeds of such insurance shall be applied to the repair or replacement of the premises as provided in Paragraph 10 of this Agreement.

    Sublessee shall be responsible for insuring all contents of the subleased premises against any and all losses. Sublessee hereby releases, indemnifies and holds Sublessor harmless from any and all liabilities in connection with the use of the subleased premises, except for the duties and obligations of Sublessor under the terms of this


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Sublease.  Sublessee hereby waives any right of subrogation that it or one of its insurers may have and shall notify any insurer of its waiver.

    Sublessor and Sublessee acknowledge that there are certain Federal, State, and local laws, regulations and guidelines now in effect, and that additional laws, regulations and guidelines may hereinafter be enacted, relating to or affecting the premises concerning the impact on the environment by construction, land use, the maintenance and operations of structures and the conduct of business. Sublessee hereby releases, indemnifies and holds Sublessor harmless from any and all liabilities in connection with its use of the premises or its modification or alteration of the premises which would adversely affect the environment or cause any violation of said laws, regulations, or guidelines. Sublessee shall not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of said laws, regulations or guidelines. Any violation of this covenant shall be an event of default under this Agreement. Sublessee shall have no obligation to indemnify Sublessor for any violation of said laws, regulations, or guidelines which occurred prior to the commencement of the term of this Agreement.

    The Sublessor shall be provided with a copy of all such policies and said policies shall provide for a minimum of thirty (30) days' written notice to the Sublessor prior to the effective date of any cancellation of lapse of such policies.

    16. UTILITIES AND FEES. Sublessee shall pay all expenses and payments in connection with the use and occupancy of the premises and the rights and privileges herein granted, including the timely payments of utilities, permit fees, and license fees.


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    17.  CHARGES BY SUBLESSEE.  The Sublessee agrees to furnish all services on a fair, equal, and not unjustly discriminatory basis to all users thereof, and to charge fair, reasonable, and not unjustly discriminatory prices for each unit of service, provided, however, that the Sublessee may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

    18. ASSIGNMENT OF SUBLEASE. Sublessee expressly covenants that it will not assign this Sublease through the sale of stock or otherwise, not sublet, assign, transfer, mortgage, pledge, hypothecate, or license the whole or any part of the said premises for any purpose, except to a subsidiary of Sublessee for any purpose allowed to the Sublessee under this Agreement or to any third party for rental of space for aircraft storage, without the prior written consent of the Sublessor. Any such assignment, mortgage, pledge, hypothecation or sublease would be subordinate to this Sublease and Sublessee and any assignee, mortgagee, secured party, or Sublessee shall be legally bound to perform the obligations and duties of Sublessee as designated herein. No such assignment, mortgage, pledge, hypothecation or sublease with or without the prior written consent of Sublessor shall relieve Sublessee from primary liability for any of its obligations hereunder and Sublessee shall continue to remain primarily liable for the performance and observations of all agreements as provided herein to be performed and observed by it. Furthermore, Sublessee shall furnish to Sublessor a conformed copy of any assignment or sublease between Sublessee and any subsidiary of it within ten (10) days after execution of such assignment or sublease.

    19. CANCELLATION BY SUBLESSOR AND DEFAULT. All the terms, restrictions, covenants and conditions of record pertaining to the use and occupancy of the premises are conditions of this Sublease and failure of the Sublessee to comply with any of the terms, conditions, restrictions, covenants and conditions of record,


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or of this Sublease shall be considered a default of this Sublease, and upon default, the Sublessor shall have the right to invoke any one or all of the following remedies:

    a.  Should Sublessee fail to pay the monthly rental amounts by the tenth
(10th) working day of each month, Sublessor shall give written notice to Sublessee by certified or registered mail of Sublessee's failure to pay. Should Sublessee fail to pay the monthly rental amount within ten (10) working days following receipt of written notice from Sublessor, then Sublessor, at Sublessor's discretion, may terminate this Sublease. Should this Sublease be terminated by the Sublessor for nonpayment of the monthly rental amount by the Sublessee, Sublessee shall forfeit all rights to all improvements on the subleased premises and all improvements of the subleased premises shall become the property of the Sublessor.

    b. Should Sublessee violate any law, rule, restriction or regulation of the Sublessor or the Federal Aviation Administration, or should the Sublessee engage in or permit other persons or agents to engage in activities which could produce hazards or obstructions to air navigation, obstructions to visibility or interference with any aircraft navigational aid station or device, either airborne or on the ground, then Sublessor shall state the violation in writing and deliver the written notice to Sublessee or Sublessee's agent on the subleased premises, or to the person(s) on the subleased premises who are causing said violation(s), and upon delivery of such written notice, Sublessor shall have the right to demand that the person(s) responsible for the violation(s) cease and desist from all such activity creating the violation(s). In such event, Sublessor shall have the right to demand that corrective action, as required, be commenced immediately to restore the subleased premises into conformance with the appropriate law, rule or aeronautical regulation. Should Sublessee, Sublessee's agent, or the person(s) responsible for the violation(s) fail to cease and desist from said violation(s) and to immediately commence correcting the violation(s), and to complete said corrections within ninety-six
(96) hours following written notification, then Sublessor's contracting agent shall have the right to enter onto the subleased premises and correct the violation(s), and Sublessor or Sublessor's contracting agent shall not be responsible for any damages incurred to any improvements on the subleased premises as a result of the corrective action process. In such event, Sublessor shall give to the Sublessee written notice by certified or registered mail of all expenses incurred by the Sublessor in the corrective action process, and should Sublessee fail to reimburse Sublessor for said expense within ten (10) working days following receipt of such notice, Sublessor at Sublessor's discretion, may terminate this Sublease. Should this Sublease be terminated by the Sublessor for failure of the Sublessee to reimburse the Sublessor for expenses incurred in the corrective action process, Sublessee shall forfeit all rights to all improvements on the subleased premises and all improvements on the subleased premises shall become the property of the Sublessor.

    c. In the event that Sublessee fails to maintain any of the items of maintenance it is responsible for under Article 9, Sublessor shall give Sublessee written notice by certified or registered mail of such breach, and provided corrective action to cure the breach has not commenced within the thirty (30) working days following receipt of such notice, and completed within ninety (90) days following receipt of said notice, Sublessor or Sublessor's contracting agent shall have the right to enter onto the subleased premises and correct violation(s), and Sublessor or Sublessor's contracting agent shall not be responsible for any damage incurred as a result of the corrective action process. In such event, Sublessor shall give to the Sublessee written notice by certified or registered mail of all expenses incurred by the Sublessor in the corrective action process, and should Sublessee fail to reimburse sublessor for said expenses within ten (10) working days following receipt of such notice, Sublessor at Sublessor's discretion, may terminate this Sublease. Should this sublease be terminated by the Sublessor for failure of the Sublease to reimburse the Sublessor for expenses incurred in the corrective action process, Sublessee shall forfeit all rights to all improvements on the subleased premises and all improvements on the subleased premises shall become the property of the Sublessor.

    d. In addition to termination of this Sublease for the breach of terms and conditions herein, the Sublessor shall have the right to terminate this Sublease for the following reason(s):

    (1) The Sublease has reached the termination date of the original or extended term, and no option to renew has been exercised.

    (2) In the event that Sublessee shall file a voluntary petition in bankruptcy or proceedings in bankruptcy shall be instituted against Sublessee and Sublessee thereafter is adjudicated bankrupt pursuant to such proceedings, or any court shall take jurisdiction of Sublease and its assets pursuant to proceedings brought under the provisions of any Federal reorganization act.

    (3) In the event that Sublessee should make an assignment or Sublease of this Agreement without the approval of and written consent from Sublessor.

    (4) Sublessee abandons premises. Abandonment shall occur whenever Sublessee, its officers, employees and agents all shall be and remain absent from premises for thirty (30) consecutive days without notice to and approval from Sublessor of such absence.

    (5) Failure by Sublessee to observe and/or perform any agreement hereunder on its part to be observed and/or performed, other than as referred to in paragraphs (a), (b), and (c) of this Paragraph 19, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Sublessee by the Sublessor, provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Sublessor will not unreasonably withhold its consent to an extension of such time if it is possible to correct such failure and corrective action is instituted by the Sublessee within the applicable period and diligently pursued until the failure is corrected.

    In the event of termination of this Sublease by Sublessor for any reason, termination shall be effective immediately upon notice to Sublessee by certified or registered mail. Upon termination or cancellation of this Sublease and provided all monies due Sublessor have been paid, Sublessee shall have the right to remove its personal property, provided such removal does not cause damage to any part of the structure or improvements.

    20. ASSUMPTION. All improvements of whatever nature remaining upon the subleased premises at the end of the original terms, or any renewal terms, of this Agreement shall automatically become the property of Sublessor absolutely in full without any cost to Sublessor.

    21. NONDISCRIMINATION. The Sublessee, for himself, his personal representatives, successors in interest, and assigns as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that (1) no person on the grounds of race, color, sex, religion, or national original shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination under any program or activity receiving federal financial assistance from the Department of Transportation,
(2) that in the construction of any improvements on, over, or under such land that the furnishing of services thereon, no person on the grounds of race, color, sex, religion or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that the (grantee, licensee, sublessee, permittee, etc.) shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation - Effectuation of Title VI of the Civil Rights Acts of 1964, and as said Regulations may be amended, (4) that the (grantee, licensee, sublessee, permittee, etc.) shall at all times use the premises in compliance with all nondiscrimination laws, either in effect at the present time or those promulgated in the future, of the United States of America, and the Federal Aviation Administration, or their successors.

    22.  PUBLIC AREAS.

    a. Sublessor reserved the right to further develop or improve the landing area of the airport as it sees fit, regardless of the desires or views of the Sublessee, and without interference or hindrance.

    b. During the time of war or national emergency, Sublessor shall have the right to sublease the landing area or any part thereof to the United States Government for military or naval use, and, if such sublease is executed, the provisions of this instrument insofar as they are inconsistent with the provisions of the sublease to the Government shall be suspended.

    c. Sublessor reserves the right to take any action it considers necessary to protect the aerial approaches of the airport against obstruction, together with the right to prevent Sublessee from erecting, or permitting to be erected, any building or other structure on or adjacent to the airport which, in the opinion of the Sublessor, would limit the usefulness or safety of the airport or constitute a hazard to aircraft or to aircraft navigation.

    d. This Sublease shall be subordinate to the provisions of any existing or future agreement between Sublessor and the United States or agency thereof, relative to the operation or maintenance of the airport.

    23. QUIET POSSESSION. Sublessor covenants and warrants that, if Sublessee discharges the obligation set forth to be performed by the Sublessee, the Sublessee shall have and enjoy during the term of this Sublease the quiet and undisturbed possession of the subleased premises, together with all appurtenances thereto and without hindrance from the Sublessor, subject to the terms and provisions contained herein.

    24. INDEMNITY. Sublessor shall not be liable to the Sublessee nor any other person for any personal injury, death, loss or damage to any personal property in or upon the subleased premises or upon any other lands of Sublessor being used by Sublessee for customer parking, and the Sublessee hereby assumes all liability for or on account of such injury, loss or damage, and shall save the Sublessor harmless therefrom.

    25. NO LIABILITY FOR LIENS. Notice is hereby given that Sublessor on behalf of Glynn County, neither authorizes, consents to, nor shall be liable for either labor, services or materials furnished Sublessee, its officers, employees, agents and anyone claiming under Sublessee on credit, and no mechanic's lien, materialman's lien or other similar lien either for labor, services or material either shall attach to the subleased premises or affect Glynn County's interest in any part of the subleased premises. Any act by Sublessee which encumbers any part of the subleased premises by a materialman's lien or other similar lien shall constitute a default and breach of this Sublease. Should such a lien be filed against the subleased premises purporting to be for or on account of labor performed or services or materials furnished under Sublessee's authority or that of anyone claiming under Sublessee, Sublessee shall discharge such lien of record within forty-five (45) days after the date such lien is filed.

    26. NO AGENCY CREATED. Under no circumstances shall Sublessee act as agent for Sublessor or Glynn County or the Glynn County Airport Commission in making repairs and improvements to the subleased premises or for any other reason. Likewise, Sublessor and/or Glynn County and/or the Glynn County Airport Commission at no time shall act as agent or Sublessee. Nor are the parties partners, or joint venturers by virtue of this Agreement.

    27. NO EXCLUSIVE USE. It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act of 1958.

    28. WAIVERS. Failure of either party to complain of any act or omission on the part of the other, no matter how long the same may continue, shall not be deemed a waiver of any breach of any other provisions of this Sublease or a consent to any subsequent breach of any of the game or any other provision.

    29. LEASE-BINDING ON SUCCESSORS, ASSIGNS, ETC. All covenants, agreements, provisions and conditions of this Sublease shall be binding upon and inure to the benefit of the respective parties hereto, that is both Sublessor and Sublessee jointly and severally, and their legal representatives, successors or assigns, and/or any grantee or assignees of the Sublessor and Sublessee. No modification of this Sublease shall be binding upon either party unless written and signed by both parties.

    30. ATTORNEY FEES AND COSTS. In the event of any default or breach by Sublessee, Sublessor shall be entitled to all costs, incurred as a result of such default or breach, including reasonable attorney fees incurred as a result of Sublessor exercising any of its remedies under law or equity as a result of the default or breach.

    31. PARAGRAPH HEADINGS. The headings used herein for each paragraph are used only for convenience and are not intended to explain the nature of each paragraph.

    32. PARKING. Sublessor reserved the right to reenter and designate public parking areas for all surface vehicles on all areas of the Glynco Jetport. Parking areas within the leased premises solely provided to Sublessee under this Agreement shall not be considered for public use.

    33. SEVERABILITY. If a provision hereof shall be finally declared void or illegal by any court or administrative agency having jurisdiction, the entire Agreement shall continue in effect as nearly as possible in accordance with the original intent of the parties.

    34. SUBLEASE APPROVAL. This Sublease shall automatically become effective pursuant to Section Twenty of the aforesaid Lease Agreement between the County and Sublessor, dated October 11, 1988, unless the county gives written notice of its disapproval to Sublessor and Sublessee within fifteen (15) days of Sublessor's request that the County recognize this Sublease.

    35. NOTICE. Any notice given by one party to the other in connection with this Agreement shall be in writing and shall be sent by certified or registered mail, return receipt requested, with postage and fees prepaid.

    1.   If to Sublessor, addressed to:

         Glynn County Airport Commission
         500 Connole Street
         Brunswick, GA  31525

    2.   If to Sublessee, addressed to:

         Gulfstream Aerospace Corporation
         P.O. Box 2206
         Savannah, GA  31402-2206

    Notices shall be deemed to have been received on the date of receipt as shown on the return receipt.

    36. GOVERNING LAW. This Agreement is to be construed in accordance with the laws of the State of Georgia.

    37. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties and as of its effective date supersedes all prior or independent Agreements between the parties covering the subject matter hereof. Any changes or modifications hereof shall be in writing signed by both parties.

    38. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, each of the respective parties hereto (and in the case of a corporation, an authority or partnership, by and through its duly authorized officers or partners) has caused these presents to be duly signed, sealed and delivered as of the date first above written in the preamble, but on the date set forth beside each respective signature.

Signed, sealed and delivered                SUBLESSOR:
this 14th day of May,
1992, in the presence of:                   BRUNSWICK AND GLYNN COUNTY
                                            DEVELOPMENT AUTHORITY

/s/ E____K. Br______                        By: /s/ Alfred W. Jones, III
- ------------------------                        ------------------------------
Witness                                        Alfred W. Jones, III
                                               Chairman

/s/ Bonnie Jean Jemigan                ATTEST: /s/   William H. Stewart
- ------------------------                        -------------------------------
Notary Public                                  William H. Stewart
                                               Secretary-Treasurer


                                                       (Agency Seal)

Signed, sealed and delivered                SUBLESSEE:
this 15th day of May,
1992, in the presence of:                   GULFSTREAM AEROSPACE
                                            CORPORATION

/s/ Robb K. Sallee                       By: /s/ Albert H. Glenn
- -------------------------                   ---------------------------------




Witness                                        ALBERT H. GLENN
                                               VICE CHAIRMAN

                                        ATTEST: /s/ Donald L. Mayer
                                               -------------------------------
/s/ Gary B. Young                               DONALD L. MAYER, SECRETARY
- --------------------------
Notary Public                                      (Corporate Seal)